                                                                   EXHIBIT 10.16

                  FOURTH AMENDMENT TO REVOLVING/TERM LOAN NOTE

     This Fourth Amendment to Revolving/Term Loan Note is executed as of this 1st day of January, 1998, by COOKER RESTAURANT CORPORATION ("Maker"), an Ohio corporation, and FIRST UNION NATIONAL BANK ("Payee"), a national banking association, as successor in interest to First Union National Bank of Tennessee.

                              W I T N E S S E T H:

     WHEREAS, Maker has executed that certain Revolving/Term Loan Note (the "Note") in favor of Payee in the original principal amount of $10,000,000 dated August 26, 1991; and

     WHEREAS, Maker and Payee have previously amended the Note by instrument dated June 29, 1993, by instrument dated January 11, 1995 and by instrument dated December 22, 1995; and

     WHEREAS, Maker and Payee wish to further amend the Note;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The first paragraph on page one (1) of the Note is deleted in its entirety and replaced with the following:

              For value received, Cooker Restaurant Corporation ("Maker"), an Ohio corporation, promises to pay to the order of First Union National Bank ("Payee"), a national banking association, the sum of Thirty-Three Million and No/100 Dollars ($33,000,000.00), or as much thereof as may be outstanding from time to time, together with interest thereon at the rate set forth in that Amended and Restated Loan Agreement dated December 22, 1995, as amended (the "Loan Agreement"). All amounts advanced hereunder shall be subject to the terms and conditions of the Loan Agreement. Provided, finally, on June 30, 1999, all principal and interest then unpaid shall be finally due and payable.

     2. Except as amended hereby, the Note shall remain in full force and effect. The Fourth Amendment shall be attached to the original Note.

     IN WITNESS WHEREOF, the undersigned have executed this Fourth Amendment on the date first above written.


                                       COOKER RESTAURANT CORPORATION,
                                       Maker


                                   By: /s/ G. ARTHUR SEELBINDER
                                       ------------------------------
                                       G. Arthur Seelbinder, Chairman and Chief
                                       Executive Officer



                                       FIRST UNION NATIONAL BANK


                                   By: /s/ M. WALKER DUVALL
                                       ------------------------------
                                       Walter Duvall, Senior Vice President